Excerpts from CNN Business Traveller video*

Rosie Tomkins, CNN Narrator

Today’s world is one of constant communication. Until recently, the final frontier of that connectivity was up in the air. Not, perhaps though for much longer.

I’m boarding a Norwegian air flight from London to Oslo. The first and only airline offering high-speed WiFi in Europe free of charge.

Passenger 1

“Yeah, it works really well.”

Passenger 2

“It’s very efficient, very effective continuing my business.”

Rosie Tomkins, CNN Narrator

Norwegian claims that almost half of its passengers use the service. A stroll down the aisle of our flight does seem to reflect that.

…

John Lavalle

When we started, it was just as iPhones were coming in. So, there was also this convergence of technology, which has really driven our growth and the growth of the overall industry because people are bringing on devices now. They’re easy to use; they’re light. That wasn’t the case when the industry started ten years ago.

Rosie Tomkins, CNN Narrator

Norwegian decided that the branding power of offering WiFi free is worth the economic cost of doing so.

Boris Bubresko

We had the trial period, which was free for passengers. During that period, we saw the uptake of passengers and feedback from passengers. So, we have decided to offer it for free also after the trial.

…

Rosie Tomkins, CNN Narrator

Norwegian uses a satellite-based system provided by industry leader Row 44.

John Lavalle

Generally speaking, the gear itself costs a couple hundred thousand dollars minimum. And then there are installation costs.

Rosie Tomkins, CNN Narrator

You can just about make out there a box sitting on the roof of the plane. That’s the main piece of equipment that enables the aircraft to carry WiFi. It’s about the size of a few large suitcases and it works just like any satellite dish.

John Lavalle

What you’re looking at is our aeronautical antennae and it has the ability to orient itself and basically point to the individual satellites in order to communicate.

…

* Full video available as of November 27, 2012 at http://www.cnn.com/2012/11/21/travel/plane-flight-internet-wi-fi/